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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2005 with respect to the consolidated financial statements of Epiphany, Inc. for the years ended December 31, 2004 and 2003, included in this Registration Statement on Form S-1 and related Prospectus of SSA Global Technologies, Inc.

/s/ Ernst & Young

San Francisco, California
December 19, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM